Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2011 RESULTS; DECLARES QUARTERLY DIVIDEND; AND REPORTS RENT COVERAGE STRONGER THAN ANTICIPATED.

IRVINE, CA, February 29, 2012 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the fourth quarter of 2011 as well as recent acquisition and financing activities and the declaration of its quarterly dividend.
RECENT HIGHLIGHTS

•	For the fourth quarter, we posted FFO, AFFO and Normalized AFFO of $0.39, $0.41 and $0.37, respectively, per diluted share, and net income per diluted share of $0.19.

•	On December 5, 2011, we received an $8.3 million repayment of the Hillside Terrace Mortgage Note, which we acquired in March 2011 for $5.3 million.

•
On February 10, 2012, we amended the secured revolving credit facility to increase borrowing capacity to $200.0 million, improve pricing terms and include an accordion feature that allows us to increase the borrowing availability by up to an additional $150.0 million, subject to certain terms and conditions.

•
On February 29, 2012, our board of directors declared a quarterly cash dividend of $0.33 per share of common stock. The dividend will be paid on March 30, 2012 to stockholders of record as of the close of business on March 15, 2012.

Commenting on the fourth quarter results and recent acquisition and financing activity, Rick Matros, CEO and Chairman, said, "We closed out our first full year of operations with a strong fourth quarter. We acquired three properties for $16.8 million and received additional interest income of $3.0 million through the repayment of the Hillside Terrace Mortgage Note. Our Tenant EBITDAR Coverage in the first quarter impacted by CMS's 11.1% rate cut was 1.62x, which is better than anticipated. As previously announced we were very pleased with our new revolver facility and the lower cost of capital associated with it."

Commenting on the increased dividend, Mr. Matros said, “As a result of the combination of our strong performance in the fourth quarter and the repayment of the Hillside Terrace Mortgage Note, our Board determined to increase our fourth quarter dividend to $0.33 per share.  We expect to be able to further increase our quarterly dividend in 2012, assuming we are able to achieve our previously announced 2012 guidance.  The actual amount of each quarterly dividend would be determined by our board of directors and we would expect the amount to be consistent with our objective of paying dividends at a rate equal to at least 80% of our AFFO.  As a point of reference, a quarterly dividend of $0.33 per share for the next four quarters would result in an aggregate dividend payout of less than 80% of AFFO even assuming that we are only able to achieve the low end of our 2012 guidance range.”
Performance for the Fourth Quarter of 2011
During the fourth quarter of 2011, we recognized FFO of $14.5 million ($0.39 per diluted share), AFFO of $15.3 million ($0.41 per diluted share) and Normalized AFFO of $13.7 million ($0.37 per diluted share). AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, which aggregated to a net adjustment of $0.7 million ($0.02 per diluted share) for the quarter. Normalized AFFO represents AFFO adjusted to exclude non-recurring income and expenses related to the repayment of the Hillside Terrace Mortgage Note, which totaled a net $1.6 million ($0.04 per diluted share). During the fourth quarter of 2011, net income was $7.2 million ($0.19 per diluted share). In addition, during the fourth quarter of 2011, we generated $10.2 million of cash flow from operations and recognized rental income of $23.2 million. Facility EBITDAR Coverage and Tenant EBITDAR Coverage were 1.39x and 1.62x, respectively, for the three months ended December 31, 2011.

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Amended Secured Revolving Credit Facility
On February 10, 2012, we amended our existing secured revolving credit facility and increased the current borrowing capacity under the facility from $100 million to $200 million, with an accordion feature allowing for an additional increase of up to $150 million, resulting in a maximum borrowing capacity under the amended secured revolving credit facility of $350 million (“Amended Credit Facility”).
The Amended Credit Facility has a maturity date of February 10, 2015, and includes a one year extension option. Borrowings under the Amended Credit Facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 3.00% - 4.00% or a Base Rate (as defined in the Amended Credit Facility) plus 2.00% - 3.00%. The actual interest rate within the applicable range is determined based on our then applicable Consolidated Leverage Ratio (as defined in the Amended Credit Facility). In addition, the Amended Credit Facility includes a facility fee equal to between 0.35% and 0.50% per annum based on the amount of unused borrowings under the Amended Credit Facility.
Commenting on the 2011 performance, Mr. Matros said, "For the full year 2011, Sabra closed on $211.6 million in acquisitions, completed a successful equity offering yielding net proceeds before expenses of $163.9 million, received a ratings upgrade from S&P after the CMS final rule was published, and reduced our concentration in Sun Healthcare Group from 100% to 76.1% at year end. I would like to take this time to thank the Sabra management team and Board of Directors for how effectively and synergistically they have worked together in executing a business plan that has exceeded both internal and external expectations. This is particularly gratifying to me given how young the company is."
LIQUIDITY
As of December 31, 2011, we had approximately $242.3 million in liquidity (pro forma for the amendment to our secured revolving facility), consisting of unrestricted cash and cash equivalents of $42.3 million and available borrowings of $200.0 million under our amended secured revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the fourth quarter 2011 results will be held on Thursday, March 1, 2012 at 10:00am Pacific/ 1:00pm Eastern. The dial in number for the conference call is (888) 516-2377 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on March 31, 2012, by dialing (888) 203-1112 and using passcode 7887342. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, is a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of December 31, 2011, Sabra’s investment portfolio consisted of 97 properties: (i) 76 skilled nursing facilities, (ii) ten combined skilled nursing, assisted living and independent living facilities, (iii) six assisted living facilities, (iv) two mental health facilities, (v) one independent living facility, (vi) one continuing care retirement community, and (vii) one acute care hospital. As of December 31, 2011, Sabra’s properties were located in 23 states and included 10,877 licensed beds.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical or current facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995 and the federal securities laws). These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning (i) the borrowing costs under the Amended Credit Facility and (ii) our dividends for the next four quarters.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Sun Healthcare Group, Inc. ("Sun") until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on

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favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to qualify and maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

TENANT INFORMATION
This release includes information regarding Sun. Sun is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Sun's filings with the SEC can be found at www.sec.gov. This release also includes information regarding each of our other tenants that lease properties from us. The information related to these tenants that is provided in this release has been provided by the tenants or, in the case of Sun, derived from Sun's public filings or provided by Sun. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Revenues	$26,349	$84,225
EBITDA	$22,120	$69,752
Net income	$7,163	$12,842
FFO	$14,528	$39,433
AFFO	$15,262	$47,157
Normalized AFFO	$13,668	$45,873

Per share data:
Diluted EPS	$0.19	$0.43
Diluted FFO	$0.39	$1.31
Diluted AFFO	$0.41	$1.55
Diluted Normalized AFFO	$0.37	$1.51

Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,052,574	30,171,225
AFFO & Normalized AFFO	37,248,402	30,399,132

Net cash flow from operations	$10,196	$44,705

	December 31, 2011	December 31, 2010
Real Estate Portfolio
Total Equity Investments (#)	97	86
Total Equity Investments ($)	$767,054	$570,768
Total Licensed Beds/Units	10,877	9,603
Weighted Average Remaining Lease Term (in months)	144	136

	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011
Facility EBITDARM Coverage (1)	1.85x	2.03x
Facility EBITDAR Coverage (1)	1.39x	1.56x
Tenant EBITDAR Coverage (1)	1.62x	1.78x

	December 31, 2011	December 31, 2010
Debt
Principal
Fixed Rate Debt	$324,239	$326,125
Variable Rate Debt	59,159	60,315
Total Debt	$383,398	$386,440

Rate
Fixed Rate Debt	7.57%	7.56%
Variable Rate Debt	5.50%	5.50%
Total Debt	7.25%	7.24%

% of Total
Fixed Rate Debt	84.6%	84.4%
Variable Rate Debt	15.4%	15.6%
Total Debt	100.0%	100.0%

Availability Under Credit Facility (2)	$100,000	$87,600

Available Liquidity (Unrestricted Cash and Availability Under Credit Facility) (2)	$142,250	$161,833

(1) All references in this release to Facility EBITDAR, Facility EBITDARM and Tenant EBITDAR and related coverages are presented one month in arrears. Facility EBITDAR, Facility EBITDARM and Tenant EBITDAR and related coverages for facilities with new tenants/operators (Aurora, Encore, and Creekside) are only included in periods subsequent to our acquisition of the facilities.
(2) Availability under the credit facility and available liquidity were $200.0 million and $242.3 million, respectively, on a pro forma basis taking into account the amendment to the secured revolving credit facility on February 10, 2012.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Revenues:
Rental income	$23,195	$80,678
Interest income	3,154	3,547

Total revenues	26,349	84,225

Expenses:
Depreciation and amortization	7,365	26,591
Interest	7,592	30,319
General and administrative	4,229	14,473

Total expenses	19,186	71,383

Net income	$7,163	$12,842

Net income per common share, basic	$0.19	$0.43

Net income per common share, diluted	$0.19	$0.43

Weighted-average number of common shares outstanding, basic	36,965,431	30,109,417

Weighted-average number of common shares outstanding, diluted	37,052,574	30,171,225

Dividends per common share	$0.32	$0.96

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31, 2011	December 31, 2010
Assets
Real estate investments, net of accumulated depreciation of $108,916 and $88,701 as of December 31, 2011 and 2010, respectively	$658,377	$482,297
Cash and cash equivalents	42,250	74,233
Restricted cash	6,093	4,716
Deferred tax assets	25,540	26,300
Prepaid expenses, deferred financing costs and other assets	17,390	12,013

Total assets	$749,650	$599,559

Liabilities and stockholders’ equity
Mortgage notes payable	$158,398	$161,440
Senior unsecured notes payable	225,000	225,000
Accounts payable and accrued liabilities	14,139	9,286
Tax liability	25,540	26,300

Total liabilities	423,077	422,026

Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2011 and 2010	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 36,891,712 and 25,061,072 shares issued and outstanding as of December 31, 2011 and 2010, respectively	369	251
Additional paid-in capital	344,995	177,275
Cumulative distributions in excess of net income	(18,791)	7

Total stockholders' equity	326,573	177,533

Total liabilities and stockholders’ equity	$749,650	$599,559

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31, 2011	Period from November 15, 2010 to December 31, 2010
Cash flows from operating activities:
Net income	$12,842	$7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,591	3,134
Amortization of deferred financing costs	1,998	230
Stock-based compensation expense	4,600	335
Amortization of premium on notes payable	(15)	(2)
Deferred taxes	—	242
Straight-line rental income adjustments	(2,092)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,035)	(609)
Accounts payable and accrued liabilities	5,695	3,276
Restricted cash	(3,879)	(21)

Net cash provided by operating activities	44,705	6,592

Cash flows from investing activities:
Cash received in the Separation	—	67,134
Acquisitions of real estate	(204,500)	—
Acquisition of note receivable	(5,348)	—
Additions to corporate furniture, fixtures and equipment	(86)	(16)
Repayment of note receivable	5,348	—

Net cash (used in) provided by investing activities	(204,586)	67,118

Cash flows from financing activities:
Proceeds from mortgage notes payable	—	10,000
Payment of Separation-related obligations	—	(9,081)
Principal payments on mortgage notes payable	(3,027)	(235)
Payments of deferred financing costs	(677)	(161)
Issuance of common stock	163,242	—
Dividends paid	(31,640)	—

Net cash provided by financing activities	127,898	523

Net (decrease) increase in cash and cash equivalents	(31,983)	74,233
Cash and cash equivalents, beginning of period	74,233	—

Cash and cash equivalents, end of period	$42,250	$74,233

Supplemental disclosure of cash flow information:
Interest paid	$28,557	$760

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATIONS (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(in thousands, except share and per share data)

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Net income	$7,163	$12,842
Interest expense	7,592	30,319
Depreciation and amortization	7,365	26,591

EBITDA	$22,120	$69,752

Net income	$7,163	$12,842
Add:
Depreciation of real estate assets	7,365	26,591

Funds from Operations (FFO)	$14,528	$39,433

Acquisition pursuit costs	264	3,218
Stock-based compensation	1,351	4,600
Straight-line rental income adjustments	(1,372)	(2,092)
Amortization of deferred financing costs	491	1,998

Adjusted Funds from Operations (AFFO)	$15,262	$47,157

Start-up costs	—	310
Hillside Terrace interest income, net of expense	(1,594)	(1,594)

Normalized AFFO	$13,668	$45,873

Net income per diluted common share	$0.19	$0.43

FFO per diluted common share	$0.39	$1.31

AFFO per diluted common share	$0.41	$1.55

Normalized AFFO per diluted common share	$0.37	$1.51

Weighted average number of common shares outstanding, diluted:
Net income and FFO	37,052,574	30,171,225
AFFO and Normalized AFFO	37,248,402	30,399,132

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
Facility EBITDAR(M). Earnings before interest, taxes, depreciation, amortization, rent (“EBITDAR”) and management fees ("EBITDARM") for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses Facility EBITDAR(M) in determining Facility EBITDAR(M) Coverages. Facility EBITDAR(M) has limitations as an analytical tool. Facility EBITDAR(M) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR(M) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR(M) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company and EBITDARM in particular to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears. The Company includes Facility EBITDAR(M) for a property if it was operated at any time during the period presented subject to a lease with the Company. Facility EBITDAR(M) for facilities with new tenants/operators (Aurora, Encore, and Creekside) are only included in periods subsequent to our acquisition of the facilities.
Facility EBITDAR(M) Coverage. Facility EBITDAR(M) for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. Facility EBITDAR(M) coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR(M). All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.
Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.
Tenant EBITDAR. Facility EBITDAR, as defined herein, plus EBITDAR for the period presented for all other operations of any entities that guarantee the tenants' lease obligations to the Company. The Company uses Tenant EBITDAR in determining Tenant EBITDAR Coverage. As with Facility EBITDAR, the Company receives the underlying information from its tenants and, with respect to Tenant EBITDAR, the guarantors of its tenants' lease obligation to the Company. To the extent that a particular tenant's lease obligations are not guaranteed by another entity, Tenant EBITDAR and Facility EBITDAR with respect to a particular tenant are the same. The Company utilizes Tenant EBITDAR as a supplemental measure of the ability of the tenant to meet its cash rent and other obligations to the Company should the facilities be unable to generate sufficient liquidity to meet related obligations to the Company. The usefulness of Tenant EBITDAR is limited by the same factors that limit the usefulness of Facility EBITDAR. All facility and tenant financial performance data was derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears. The Company includes Tenant EBITDAR with respect to property if the property was operated at any time during the period presented subject to a lease with the Company. Tenant EBITDAR for facilities with new tenants/operators (Aurora, Encore, and Creekside) are only included in periods subsequent to our acquisition of the facilities.
Tenant EBITDAR Coverage. Tenant EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period rent for all of our facilities plus rent expense for other operations of any entity that guarantees the tenants' lease obligation to the Company. Tenant EBITDAR coverage is a supplemental measure of a tenant's ability to meet its cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR and Tenant EBITDAR. All facility and tenant financial performance data were derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears.

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